Exhibit 10.38

Consulting Agreement

THIS CONSULTING AGREEMENT (“Agreement”) is entered into this 27th day of December by and between Sweet Success Enterprises, Inc., (The “Company”), and 3-CD Consulting, LLC (“Consultant”).

RECITALS

The Company desires to enter into a strategic alliance with the Consultant and Consultant is willing to provide such assistance with respect to the Services desired in connection with such alliance.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties.  The Company and Consultant hereby agree as follows:

1.  Appointment as Consultant/Scope of Services:  The Company hereby engages Consultant in connection with the Services.  Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth.

2.  Term:  This Agreement shall be for a period of one (1) year commencing as of the date of this agreement.

3.  Services of the Consultant:  Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to its terms, consultant shall perform the Services agreed, including more specifically those services described below.  (a) The parties agree that the work performed by the Consultant will be governed by the general terms and conditions of this agreement, which will be controlling. (b) Consultant agrees to introduce product marketing programs, retail accounts and other resources to the Company for the purpose of advancing the Company in its executive summary and business plan.  Consultant also will attempt to recruit celebrities and do specific strategic launch events approved by Sweet Success.

4.  Compensation:  As compensation for Consultant’s services as a consultant pursuant hereto, the Company agrees to pay Consultant five hundred thousand (500,000) cashless warrants exercisable any time after ninety (90) days from the date of this agreement at a strike price of $1.30 with a 36 month term for one (1) year of service

5.  Expenses:  Consultant shall be responsible for any and all expenses incurred in connection with the performance of the services.

6.  Relationship of the Parties:  Consultant under this agreement is and shall act as an independent contractor and not an agent, servant or employee of the Company.  Nothing in this agreement shall be construed to imply that the Consultant or its agents, servants or employees are officers or employees of the Company.  Consultant shall assume full responsibility to and for all of its agents and employees under any federal, state or local laws or regulations regarding employee’s liability, workers compensation, unemployment insurance, income tax withholding and authorization for employment as well as any other acts laws or regulations of similar import.  Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the company except as specifically provided herein and that in connection with the performance with the services it shall have no authority to make any representations of any kind.

7.  Non-Disclosure Covenants:  (a) Consultant covenants and agrees that it will not, at any time during the term of this Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any other person without the prior written consent of the Company, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Company or any of its affiliates acquired by the Consultant during the term of this agreement.  Consultant will not deliver, reproduce or in any way allow such information or documents to be delivered by it or any person or entity outside the Consultant without duly authorized specific direction or consent of the Company.  (b) Company covenants and agrees that it will not at any time during the term of the Agreement, or at any time thereafter, communicate or disclose to any person or use for its own account or for the account of any person without prior written consent of the Consultant any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affair of the Consultant or any or its affiliates acquired by the Company during the term of this agreement, including the names of the investors identified or introduced by Consultant except as required under rules and regulations of the Securities and Exchange Commission.

8.  Representations and Warrants of the Consultant:  Consultant hereby represents and warrants as of the date hereof each of the following:  (a) Consultant has the power and authority to enter this agreement and to carry out its obligations hereunder.  The execution and delivery of this agreement by the Consultant and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Consultant and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction.  (b) The Consultant is not nor has he ever been a Licensed Broker or Broker-Dealer.

9.  Representations and Warranties of the Company:  Company hereby represents and warrants as of the date hereof each of the following:  (a) The Company has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder after duly obtaining approval of the Board of Directors and notifying the Company’s investors of this contract.

10.  Notices:  Any notice of communication to be given under the terms of this agreement shall be in writing and delivered in person or deposited certified or registered in the United States mail, postage prepaid, addressed as follows:

If to Consultant:

3-CD Consulting LLC
4641 E. Bittersweet Way
Springfield, MO 65809

If to Company:

Sweet Success Enterprises, Inc.
1250 NE Loop 410, Suite 630
San Antonio, Texas 78209

11.  Entire Agreement: This agreement constitutes and embodies the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understanding whether oral or in writing and may not be modified except by writing signed by the Parties hereto.

12.  Arbitration:  The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the American Arbitration Association.  The arbitration shall be held in Bexar County.  Each party shall bear their own attorney’s fees and costs of such arbitration.  Disputes under this agreement as well as the terms and conditions of the Agreement shall be governed in accordance with and by laws of Texas (without regard to its conflicts of law principals).  The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney’s fees from the Arbitrators.

IN WITNESS WHEREOF, This Consultant Agreement has been executed as of the day and year first written below,

Company:

Date

Consultant:

Date